Exhibit 99.1

Wyndham Worldwide Announces Completion of its Sale of its European Vacation Rentals Business

PARSIPPANY, N.J. (May 9, 2018) — Wyndham Worldwide Corporation (NYSE: WYN) today announced the successful completion of its previously announced sale of its European vacation rentals business to an affiliate of Platinum Equity, LLC, a leading global private equity firm, for approximately $1.3 billion.

The industry-leading European vacation rentals business is the largest manager of holiday rentals in Europe, with more than 110,000 units in over 600 destinations across more than 25 countries.  The business operates more than two dozen local brands, including cottages.com, James Villa Holidays, Landal GreenParks, Novasol and Hoseasons.  In conjunction with the sale, the European vacation rentals business entered into a 20-year agreement under which it will pay a royalty fee of 1% of net revenue to Wyndham’s hotel business for the right to use the “by Wyndham Vacation Rentals®” endorser brand.  The European vacation rentals business will also participate as a redemption partner in the award-winning Wyndham Rewards® loyalty program.

“The completion of this transaction is a major milestone toward our becoming two strong, independent public companies leading the way in vacation ownership and hospitality,” said Stephen P. Holmes, Chairman and Chief Executive Officer of Wyndham Worldwide.  “We are confident that the European vacation rental brands will continue to succeed with the support of Platinum Equity, and we are proud to continue our partnership with these customer-focused brands, underscored by the Wyndham Vacation Rentals® endorsement and participation in our award-winning Wyndham Rewards® loyalty program.”

Wyndham Worldwide intends to use the net proceeds from the sale primarily to reduce its existing indebtedness. Deutsche Bank and Goldman Sachs served as financial advisors, and Kirkland & Ellis International LLP and Dechert LLP served as legal advisors to Wyndham Worldwide.

ABOUT WYNDHAM WORLDWIDE

Wyndham Worldwide Corporation (NYSE: WYN) is one of the largest global hospitality companies, providing travelers with access to a collection of trusted hospitality brands in hotels, vacation ownership and unique accommodations including vacation exchange and managed vacation rentals. With a collective inventory of over 22,000 places to stay across 110 countries on six continents, Wyndham Worldwide and its 39,000 associates welcome people to experience travel the way they want. This is enhanced by Wyndham Rewards®, the Company’s award-winning guest loyalty program across its businesses, which is making it simpler for members to earn more rewards and redeem their points faster. For more information, please visit www.wyndhamworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham Worldwide makes the statements and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “target,” “estimate” and similar words or expressions, including the negative version of such words and expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the European vacation rentals business, Wyndham Worldwide, Wyndham Hotels & Resorts, Inc., Wyndham Destinations, Inc. or their respective subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to Wyndham Worldwide’s current views and expectations with respect to the sale and the use of proceeds therefrom. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, general economic conditions; the performance of the financial and credit markets; the economic environment for the hospitality industry; the impact of war, terrorist activity or political strife; operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses; uncertainties that may delay or negatively impact the planned spin-off of Wyndham Hotels or the planned acquisition of La Quinta’s hotel franchising and management businesses or cause the spin-off or the La Quinta acquisition to be delayed or to not occur at all; uncertainties related to Wyndham Worldwide’s and Wyndham Hotels’ ability to realize the anticipated benefits of the spin-off, the La Quinta acquisition or the divestiture of the European vacation rentals business; uncertainties related to Wyndham Worldwide’s ability to successfully complete the spin-off on a tax-free basis within the expected time frame or at all; uncertainties related to Wyndham Worldwide’s and Wyndham Hotels’ ability to obtain financing or the terms of such financing, including in connection with the spin-off and the La Quinta acquisition; unanticipated developments related to the impact of the spin-off, the La Quinta acquisition and the divestiture of the European vacation rentals business, and in each case related transactions on Wyndham Worldwide’s and Wyndham Hotels’ relationships with their respective customers, suppliers, employees and others with whom they have relationships; unanticipated developments resulting from possible disruption to the operations of Wyndham Worldwide and Wyndham Hotels resulting from the proposed spin-off, the proposed La Quinta acquisition and the divestiture of the European vacation rentals business; the potential negative effects of the spin-off, the La Quinta acquisition, the divestiture of the European vacation rentals business and related transactions on the credit ratings of Wyndham Worldwide and Wyndham Hotels; uncertainties related to the successful integration of Wyndham Worldwide’s and Wyndham Hotels’ business with La Quinta’s hotel franchising and management businesses; the timing and amount of future share repurchases and dividends; as well as those risks described in Wyndham Worldwide’s Annual Report on Form 10-K, filed with the SEC on February 16, 2018, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

CONTACTS

Media:

Nadeen N. Ayala

Senior Vice President, Corporate Communications

Wyndham Worldwide Corporation

973-753-8054

Nadeen.Ayala@wyn.com

Investors:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

973-753-6472

Margo.Happer@wyn.com